Exhibit (n)(3)

Deloitte & Touche LLP 30 Rockefeller Plaza New York, NY 10112 USA Tel: +1 212 492 4000 Fax: +1 212 489 1687 www.deloitte.com

January 16, 2024

To the stockholders and the Board of Directors

Morgan Stanley Direct Lending Fund

1585 Broadway

New York, New York 10036

We are aware that our report dated November 2, 2023 on our review of the interim financial information of Morgan Stanley Direct Lending Fund appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, is included in the Registration Statement on Form N-2.

/s/ DELOITTE & TOUCHE LLP

DELOITTE

New York, New York